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                                                                   EXHIBIT 23(B)

REPORT OF ERNST & YOUNG LLP
INDEPENDENT AUDITORS

The Board of Directors
Datapoint Corporation

    We have audited the consolidated financial statements of Datapoint Corporation and subsidiaries (the Company) as of July 27, 1996 and July 29, 1995, and for each of the three fiscal years in the period ended
July 27, 1996, and have issued our report thereon dated October 21, 1996. Our audits also included the financial statement schedule listed in the Index at
Item 21(b)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Dallas, Texas
October 21, 1996